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As filed with the Securities and Exchange Commission on May 15, 2009

Registration No. 333-158274

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRIFFON CORPORATION*
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization	3442 (Primary Standard Industrial Classification Number)	11-1893410 (I.R.S. Employer Identification Number)

100 Jericho Quadrangle
Jericho, New York 11753
(516) 938-5544
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Patrick L. Alesia
Chief Financial Officer
Griffon Corporation
100 Jericho Quadrangle
Jericho, New York 11753
(516) 938-5544
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin Nussbaum
Derek M. Winokur
William J. Tuttle
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500
(212) 698-3599—Facsimile

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

  Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)            ☐

  Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

*
Includes certain subsidiaries of Griffon Corporation identified on the following pages.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION	IRS EMPLOYEE IDENTIFICATION NUMBER
Clopay Building Products Company, Inc.	Delaware	11-2808682
Clopay Plastic Products Company, Inc.	Delaware	11-2808683
Telephonics Corporation	Delaware	52-0897556

 EXPLANATORY NOTE

        This Amendment is filed solely to amend Item 21 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 20 or 22 of Part II of the Registration Statement.

 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    Indemnification of Directors and Officers.

        Our policy and amended bylaws provide that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law. Under Section 145 of the Delaware General Corporation law, we are permitted to offer indemnification to our directors, officers, employees and agents.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Article V, Section 4 of our amended bylaws provides:

        "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or an agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding, to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, as from time to time in effect, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of each such person.

        The foregoing provisions of this Article shall be deemed to be a contract between the corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article, and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts."

ITEM 21.    Exhibits.

        The following exhibits are filed herewith or incorporated by reference herein.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Griffon Corporation(1)
3.2	Amended Bylaws of Griffon Corporation(2)
4.1	Specimen Certificate for Shares of Common Stock of Griffon Corporation(3)
4.2	Specimen Preferred Stock Certificate(4)
4.3	Form of Deposit Agreement(4)
4.4	Form of Depositary Receipt (included in Exhibit 4.3)(4)
4.5	Form of Warrant Agreement(4)

Exhibit Number	Description
4.6	Form of Warrant Certificate(4)
4.7	Form of Rights Certificate(4)
4.8	Form of Indenture(6)
4.9	Form of Debt Security (included in Exhibit 4.8)(6)
4.10	Form of Unit Certificate(4)
4.11	Form of Unit Agreement(5)
4.12	Form of Subsidiary Guarantee (included in Exhibit 4.8)(6)
4.13	Form of Certificate of Designation for Preferred Stock(5)
5.1	Opinion of Dechert LLP(7)
12.1	Computation of Ratio of Earnings to Fixed Charges(7)
23.1	Consent of Grant Thornton LLP(6)
23.2	Consent of Dechert LLP (included in Exhibit 5.1)(7)
24.1	Power of Attorney (included in the signature pages hereto)(4)
25.1	Statement of Eligibility of Trustee on Form T-1(8)

(1)
Filed as Exhibit 3.1 to Griffon Corporation's Annual Report on Form 10-K for the year ended September 30, 1995 (Commission File No. 1-06620), as amended by Exhibit 3.1 to Griffon Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (Commission File No. 1-06620), both of which Exhibits are incorporated herein by reference.

(2)
Filed as Exhibit 3 to Griffon Corporation's Current Report on Form 8-K, filed May 14, 2008 (Commission File No. 1-06620) and incorporated herein by reference.

(3)
Filed as Exhibit 4.3 to Griffon Corporation's Registration Statement on Form S-3, filed September 26, 2003 (Registration No. 333-109171) and incorporated herein by reference.

(4)
Previously filed as the corresponding exhibit to the Registration Statement on Form S-4 (Registration No. 333-158274), filed March 30, 2009.

(5)
To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

(6)
Filed herewith.

(7)
Previously filed as the corresponding exhibit to Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-158274), filed May 11, 2009.

(8)
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

ITEM 22.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (i)
  (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)
If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on May 15, 2009.

GRIFFON CORPORATION
By:	/s/ RONALD J. KRAMER Name: Ronald J. Kramer Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD J. KRAMER Ronald J. Kramer	Chief Executive Officer (Principal Executive Officer)	May 15, 2009
/s/ PATRICK L. ALESIA Patrick L. Alesia	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	May 15, 2009
* Harvey R. Blau	Chairman of the Board	May 15, 2009
* Henry A. Alpert	Director	May 15, 2009
* Bertrand J. Bell	Director	May 15, 2009
* Gerald J. Cardinale	Director	May 15, 2009
* Blaine V. Fogg	Director	May 15, 2009

Signature		Title	Date

* Bradley J. Gross		Director	May 15, 2009
* Robert Harrison		Director	May 15, 2009
* Clarence A. Hill, Jr.		Director	May 15, 2009
* Donald J. Kutyna		Director	May 15, 2009
* James A. Mitarotonda		Director	May 15, 2009
* Martin S. Sussman		Director	May 15, 2009
* William H. Waldorf		Director	May 15, 2009
* Joseph J. Whalen		Director	May 15, 2009
*By:	/s/ PATRICK L. ALESIA Patrick L. Alesia Attorney- in- Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on May 15, 2009.

CLOPAY BUILDING PRODUCTS COMPANY, INC.
By:	/s/ STEVEN M. LYNCH
	Name:	Steven M. Lynch
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN M. LYNCH Steven M. Lynch	President and Director (Principal Executive Officer)	May 15, 2009
/s/ JOEL EBERLEIN Joel Eberlein	Vice President, Finance (Principal Financial and Accounting Officer)	May 15, 2009
/s/ EUGENE C. COLLERAN Eugene C. Colleran	Director	May 15, 2009
/s/ FRANKLIN H. SMITH Franklin H. Smith	Director	May 15, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on May 15, 2009.

CLOPAY PLASTIC PRODUCTS COMPANY, INC.
By:	/s/ GARY A. ABYAD
	Name:	Gary A. Abyad
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GARY A. ABYAD Gary A. Abyad	President and Director (Principal Executive Officer)	May 15, 2009
/s/ PATRICK T. SCHAFER Patrick T. Schafer	Vice President, Global Finance (Principal Financial and Accounting Officer)	May 15, 2009
/s/ EUGENE C. COLLERAN Eugene C. Colleran	Director	May 15, 2009
/s/ FRANKLIN H. SMITH Franklin H. Smith	Director	May 15, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jericho, State of New York, on May 15, 2009.

TELEPHONICS CORPORATION
By:	/s/ JOSEPH BATTAGLIA
	Name:	Joseph Battaglia
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH BATTAGLIA Joseph Battaglia	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2009
/s/ DONALD PASTOR Donald Pastor	Chief Financial Officer (Principal Financial and Accounting Officer)	May 15, 2009
/s/ PATRICK L. ALESIA Patrick L. Alesia	Director	May 15, 2009
/s/ RONALD J. KRAMER Ronald J. Kramer	Director	May 15, 2009

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ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS
EXPLANATORY NOTE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. Indemnification of Directors and Officers.
  ITEM 21. Exhibits.
  ITEM 22. Undertakings.
SIGNATURES